                             COMPUTATION OF RATIOS



                                  EXHIBIT 12.1

                    Statement Regarding Computation of Ratios
page 42
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Computation of Ratios
---------------------

The following formulas were used to calculate the ratios in Financial Information and Supplementary Data, page 50, Selected Financial Data for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, included in this report.

(Calculation)
Net Income / Weighted average shares of common stock outstanding for the period = Earnings Per Share

                                                          December 31,
                                1996           1995          1994          1993           1992
                             ----------     ----------    ----------    ----------     ----------

Net Income                   $1,643,994     $1,470,347    $1,287,713    $1,192,614     $  563,091

Weighted Average
Shares Outstanding              806,107        806,107       806,009       803,520        632,594

Per Share Amount                  $2.04          $1.82         $1.60         $1.48           $.89



(Calculation)
Cash dividends/ Shares issued
=  Cash dividends declared per share

                                                          December 31,
                                1996           1995          1994          1993          1992
                             ----------     ----------    ----------    ----------    ----------

Cash dividends               $  573,698     $  410,525    $  448,535    $  410,130    $ $293,544

Shares issued                   806,107        806,107       806,107       806,107       634,107

Per Share Amount                   $.71           $.51         $.56           $.51          $.46



(Calculation)
Stockholders' Equity/ Shares issued
=  Book Value per share

                                                          December 31,
                                1996           1995          1994          1993          1992
                          -----------    -----------    -----------    -----------    -----------
Stockholders' Equity      $12,649,278    $11,709,207    $10,367,843    $9,755,475     $6,940,715

Shares issued                 806,107        806,107        806,107       806,107        634,107

Per Share Amount               $15.69         $14.53         $12.86        $12.10         $10.95


(Calculation)
Net Income / Total average assets
=  Return on Average Assets

                                                         (In thousands)
                                                          December 31,
                                1996           1995          1994          1993          1992
                             ----------     ----------    ----------    ----------    ----------
Net Income                   $    1,644     $    1,470    $    1,288    $    1,193    $      563

Total Average Assets         $  137,810     $  124,145    $  117,996    $  115,765    $   92,491

Return on Average Assets           1.19%          1.18%         1.09%         1.03%          .61%



(Calculation)
Net Income / Average stockholders' equity
=  Return on Average Equity

                                                        (In thousands)
                                                          December 31,
                                1996           1995          1994          1993          1992
                             ----------     ----------    ----------    ----------    ----------

Net Income                   $    1,644     $    1,470    $    1,288    $    1,193    $      563

Total Average
Stockholders' Equity         $   12,186     $   11,170    $   10,253    $    9,252    $    6,783

Return on Average Equity          13.49%         13.16%        12.56%        12.89%         8.30%



(Calculation)
Average Equity / Assets
=  Average Equity to Average Assets

                                                         (In thousands)
                                                          December 31,
                                1996           1995          1994          1993          1992
                             ----------     ----------    ----------    ----------    ----------
Total Average
Stockholders' Equity         $   12,186     $   11,170    $   10,253    $    9,252    $    6,783

Total Average Assets         $  137,810     $  124,145    $  117,996    $  115,765    $   92,491

Average Equity
 to Average Assets                  8.84%        9.00%         8.69%        7.99%          7.33%


(Calculation)
Cash dividends per share / Net income per share
=  Dividend Payout Ratio


                                                          December 31,
                                1996           1995          1994          1993          1992
                             ----------     ----------    ----------    ----------    ----------
Cash dividends
  per share                        $.71           $.51          $.56          $.51          $.46

Net income per share              $2.04          $1.82         $1.60         $1.48          $.89

Dividend Payout Ratio             34.80%         28.02%        35.00%        34.46%        51.69%


(Calculation)
Loans/ Total deposits
=  Loan to Deposit Ratio


                                                           December 31,
                              1996            1995            1994            1993            1992
                          ------------    ------------    ------------    ------------    ------------
Loans                     $ 80,416,680    $ 72,006,276    $ 61,667,148    $ 55,838,361    $ 47,914,203

Total deposits            $125,271,069    $114,895,154    $105,730,236    $105,790,970    $ 86,758,759

Loan to Deposit Ratio            64.19%          62.67%          58.32%          52.78%          55.23%
